EXHIBIT 10.6

FINANCING AGREEMENT

This Financing Agreement (this “Agreement”) is dated as of September 8, 2017, by and among Spine Injury Solutions, Inc., a Delaware corporation (the “Company”), and Peter Dalrymple, an individual whose address is 13451 Belhaven, Houston TX 77069 (“Dalrymple”).
Recitals
WHEREAS, the Company obtained a Revolving Line of Credit with Wells Fargo Bank, National Association (the “Bank”), of $2,000,000 in August, 2014, which was due August 31, 2017; and
WHEREAS, the Bank has agreed to an Amended and Restated Revolving Line of Credit Note in the amount of $1,750,000 (the “Amended Line of Credit Note”); and
WHEREAS, the Bank requires that Dalrymple pledge certain collateral pursuant to the Amended Line of Credit Note in order to enter into the Amended Line of Credit Note with the Company; and
WHEREAS, Dalrymple is willing to pledge certain collateral to the Amended Line of Credit Note, subject to the terms of this Agreement; and
WHEREAS, the Company entered into a 12% Secured Promissory Note dated August 29, 2012, in the original principal amount of $1,000,000 payable to Dalrymple (the “Promissory Note”); and
WHEREAS, the Company provided Dalrymple with certain collateral pursuant to a Security Agreement dated August 29, 2012 (the “Security Agreement”) in connection with the Promissory Note; and
WHEREAS, the Promissory Note has been subsequently amended and extended; and
WHEREAS, the Promissory Note currently has an outstanding balance of $250,000; and
WHEREAS, the Company and Dalrymple have agreed to enter into an Amended and Restated Secured Promissory Note in connection with the Promissory Note; and
WHEREAS, the Company and Dalrymple have agreed to enter into an Amended Security Agreement to amend the Security Agreement, which provided for collateral to Dalrymple in connection with the Promissory Note.
Now, Therefore, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Dalrymple hereby agree as follows:
1. Dalrymple hereby agrees to enter into an Amended and Restated Security Agreement with the Bank to provide certain collateral required by the Bank in connection with the Amended Line of Credit Note.
2. In consideration for Dalrymple entering into the Amended and Restated Security Agreement with the Bank, and the Amended and Restated Secured Promissory Note with the Company, the Company has agreed to enter into an Amended Security Agreement with Dalrymple (the “Amended Security Agreement”) to provide certain collateral to Dalrymple as provided in the Amended Security Agreement, specifically the Company shall provide collateral to Dalrymple in an amount of $3,000,000 in

Gross Accounts Receivable of the Company as set forth in the Amended Security Agreement of even date herewith.  “Gross Accounts Receivable” means the gross amounts billed using Current Procedural Terminology Codes without applying an allowance for doubtful accounts (the “Collateral”) as set forth in the Amended Security Agreement.
3. This Agreement contains the entire understanding of the parties with respect to the subject matter thereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters.
4. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

If to the Company:	Spine Injury Solutions, Inc. 5225 Katy Freeway #600 Houston, TX 77007

If to Dalrymple:	Peter Dalrymple 13451 Belhaven Houston, TX 77069

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, three (3) business days after dispatch.
5. Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto.  Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.  Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.
6. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of Dalrymple.
7. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
8. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state or federal courts sitting in Harris County, Texas (the “Harris County Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Harris County Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any
Page 2 – Financing Agreement

suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Harris County Courts, or that such Harris County Courts are improper or inconvenient venue for such proceeding.
9. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
10. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor and achieves that same or substantially the same effect or result, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SPINE INJURY SOLUTIONS, INC.

By:   /s/ William F. Donovan
Name:  William F. Donovan
Title:  President

/s/ Peter Dalrymple__________________________
PETER DALRYMPLE
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AMENDED AND RESTATED
SECURED PROMISSORY NOTE
OF
SPINE INJURY SOLUTIONS, INC.
(FORMERLY SPINE PAIN MANAGEMENT, INC.)

This Amended and Restated Secured Promissory Note of Spine Injury Solutions, Inc. (formerly Spine Pain Management, Inc.), a Delaware corporation (the “Company”) dated September 8, 2017, is entered into between the Company and Peter Dalrymple (the “Holder”).

WHEREAS, the Company entered into a Secured Promissory Note dated August 29, 2012, in the original principal amount of $1,000,000 made payable to the order of the Holder (the “Promissory Note”); and

WHEREAS, the Promissory Note was amended on September 8, 2014, whereby the interest rate was reduced from 12% to 6% and the maturity date was extended from August 29, 2015 to August 29, 2016.  The Promissory Note was further amended in August, 2016, to extend the maturity date to August 29, 2017; and

WHEREAS, the Company and the Holder desire to amend and restate the Promissory Note in its entirety to reflect as of the date of execution hereof the terms, conditions, principal amount and security of the Promissory Note.

THEREFORE, it is agreed by the Company and the Holder to amend and restate the Promissory Note in its entirety as follows:

“AMENDED AND RESTATED
SECURED PROMISSORY NOTE
OF
SPINE INJURY SOLUTIONS, INC.
(FORMERLY SPINE PAIN MANAGEMENT, INC.)

CERTIFICATE: SPIN-S.P.N NO.1-A         AMENDED ORIGINAL ISSUE DATE: SEPT. 8, 2017

SECURED PROMISSORY NOTE
OF
SPINE INJURY SOLUTIONS, INC.
(FORMERLY SPINE PAIN MANAGEMENT, INC.)

FOR VALUE RECEIVED, SPINE INJURY SOLUTIONS, INC., a Delaware corporation with its principal office located at 5225 Katy Freeway, Suite 600, Houston, Texas 77007 (the “Company”), unconditionally promises to pay to PETER DALRYMPLE, whose address is  13451
Amended and Restated Secured Promissory Note – Page 1

Belhaven Dr., Houston, TX, 77069, or the registered assignee, upon presentation of this Amended and Restated Secured Promissory Note (the “Promissory Note”) by the registered holder hereof (the “Holder”) at the office of the Company, the principal sum of $250,000 (the “Principal Amount”), together with any accrued and unpaid interest thereon, subject to the terms and conditions set forth below, on September 8, 2018 (the “Maturity Date”), if not sooner paid.  The effective date of execution and issuance of this Promissory Note is September 8, 2017 (“Amended Original Issue Date”).

The following terms shall apply to this Promissory Note:

1. Schedule for Payment of Principal and Interest.  The Company shall pay to the Holder eleven (11) monthly payments of interest only on the Principal Amount outstanding hereunder, in cash, in arrears, at the rate of six percent (6%) per annum from the Amended Original Issuance Date, commencing on October 8, 2017, and continuing thereafter on the 8th  day of each successive month throughout the term of this Promissory Note.  On the Maturity Date, the Company shall pay the Holder one balloon payment of the entire outstanding Principal Amount of this Promissory Note plus any accrued and unpaid interest thereon.

2. Payment.  Payment of any sums due to the Holder under the terms of this Promissory Note shall be made in United States Dollars by check or wire transfer at the option of the Company.  Payment shall be made at the address last appearing on the records of the Company as designated in writing by the Holder hereof from time to time.  If any payment hereunder would otherwise become due and payable on a day on which banks are closed or permitted to be closed in Houston, Texas, such payment shall become due and payable on the next succeeding day on which banks are open and not permitted to be closed in Houston, Texas (“Business Day”).  The forwarding of such funds shall constitute a payment of outstanding principal and/or interest hereunder and shall satisfy and discharge the liability for principal and interest on this Promissory Note to the extent of the sum represented by such payment.

3. Representations and Warranties of the Company.  The Company represents and warrants to the Holder that:

(a) Organization.  The Company is validly existing and in good standing under the laws of the State of Delaware and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted.

(b) Power and Authority.   The Company has the requisite power to execute, deliver and perform this Promissory Note, and to consummate the transactions contemplated hereby.  The execution and delivery of this Promissory Note by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.  This Promissory Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain
Amended and Restated Secured Promissory Note – Page 2

equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

4. Events of Defaults and Remedies.  Each of the following is deemed to be an event of default (“Event of Default”) hereunder: (i) the failure by the Company to pay any installment of interest on the Promissory Note as and when due and payable and the continuance of any such failure for 15 days, (ii) the failure by the Company to pay all or any part of the principal on the Promissory Note when and as the same becomes due and payable, as set forth above, and the continuance of any such failure for 15 days, (iii) the failure by the Company to observe or perform any other covenant or agreement contained in the Promissory Note and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Holder, (iv) the assignment by the Company for the benefit of creditors, or an application by the Company to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of the Company, or the commencement of any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or the filing of such application, or the commencement of any such proceedings against the Company and an indication of consent by the Company to such proceedings, or the appointment of such trustee or receiver, or an adjudication of the Company bankrupt or insolvent, or approval of the petition in any such proceedings, and such order remains in effect for 60 days; or (v) a default in the payment of principal or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of maturity of any indebtedness for borrowed money of the Company with an aggregate principal amount in excess of $2,000,000 and (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $2,000,000, at any one time rendered against the Company and not stayed, bonded or discharged within 75 days.

If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v) above with respect to the Company), then in every such case, unless the Principal Amount of the Promissory Note shall have already become due and payable, the Holder of the Promissory Note then outstanding, by notice in writing to the Company (an “Acceleration Notice”), may declare all principal and accrued and unpaid interest thereon to be due and payable immediately.  If an Event of Default specified in clause (v) above occurs with respect to the Company, all principal and accrued and unpaid interest thereon will be immediately due and payable on the Promissory Note without any declaration or other act on the part of the Holder.  The Holder may rescind such acceleration if the existing Event of Default has been cured or waived.

5. Default Interest.  The Company agrees that if the Company defaults in the payment of any payment required hereunder, whether payment of Principal Amount or interest, the Company promises to pay, on demand, interest on any such unpaid amounts, from the date the payment is due to the date of actual payment, at the rate (the “Default Rate”) of the lesser of (i) 12% per annum; and (ii) the maximum nonusurious rate permitted by applicable law.
6. Limitation on Merger, Sale or Consolidation.  The Company may not, directly or indirectly, consolidate with or merge into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless either (a) in the
Amended and Restated Secured Promissory Note – Page 3

case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation or limited liability company organized under the laws of any state of the United States and expressly assumes by supplemental agreement all of the obligations of the Company in connection with the Promissory Note.

Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation or limited liability company formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Promissory Note with the same effect as if such successor corporation or limited liability company had been named therein as the Company, and the Company will be released from its obligations under the Promissory Note, except as to any obligations that arise from or as a result of such transaction.

7. No Personal Liability of Shareholders, Officers, Directors.  No recourse shall be had for the payment of the Principal Amount or the interest on this Promissory Note, or for any claim based thereon, or otherwise in respect thereof, or based on or in respect of any Promissory Note supplemental thereto, against any incorporator, stockholder, officer, or director (past, present, or future) of the Company, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof, and as part of the consideration for the issue hereof, expressly waived and released.

8. Listing of Registered Holder of Promissory Note.  This Promissory Note will be registered as to principal in the Holder’s name on the books of the Company at its principal office in Houston, Texas, after which no transfer hereof shall be valid unless made on the Company’s books at the office of the Company, by the Holder hereof, in person, or by attorney duly authorized in writing, and similarly noted hereon.

9. Holder of Promissory Note Not Deemed a Stockholder.  No Holder, in his capacity as Holder of this Promissory Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Promissory Note be construed to confer upon the Holder hereof, in his capacity as Holder, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

10. Waiver of Demand, Presentment, Etc.  The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

11. Attorney’s Fees.  The Company agrees to pay all costs and expenses, including
Amended and Restated Secured Promissory Note – Page 4

without limitation reasonable attorney’s fees, which may be incurred by the Holder in collecting any amount due under this Promissory Note as described herein.

12. Enforceability.  In case any provision of this Promissory Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Promissory Note will not in any way be affected or impaired thereby.

13. Intent to Comply with Usury Laws.  In no event will the interest to be paid on this Promissory Note exceed the maximum rate provided by law.  It is the intent of the parties to comply fully with the usury laws of the State of Texas; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Promissory Note, in no event shall such Promissory Note require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under Texas law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by the laws of the State of Texas.  If any excess of interest is unintentionally contracted for, charged or received under this Promissory Note, or in the event the maturity of the indebtedness evidenced by the Promissory Note is accelerated in whole or in part, or in the event that all of part of the Principal Amount or interest of this Promissory Note shall be prepaid, so that the amount of interest contracted for, charged or received under this Promissory Note, on the amount of the Principal Amount actually outstanding from time to time under this Promissory Note shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to the Company at the Holder’s option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Promissory Note which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Promissory Note evidenced thereby, all interest at any time contracted for, charged or received from the Company or otherwise by the Holders in connection with this Promissory Note.

14. Governing Law; Consent to Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Promissory Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the Promissory Note (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state or federal courts sitting in Harris County, Texas (the “Harris County
Amended and Restated Secured Promissory Note – Page 5

Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Harris County Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Harris County Courts, or that such Harris County Courts are improper or inconvenient venue for such proceeding.

15. Amendment and Waiver.  Any waiver or amendment hereto shall be in writing signed by the Holder.  No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights.  The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

16. Restrictions Against Transfer or Assignment.  This Promissory Note may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of by the registered Holder hereof, in whole or in part, unless and until either (i) the Promissory Note (or the underlying shares herein) have been duly and effectively registered for resale under the Act and under any then applicable state securities laws; or (ii) the registered Holder delivers to the Company a written opinion acceptable to its counsel that an exemption from such registration requirements is then available with respect to any such proposed sale or disposition.  The Company has the absolute right, in its sole discretion, to approve or disapprove such transfer.  Any transfer otherwise permissible hereunder shall be made only at the principle office of the Company upon surrender of this Promissory Note for cancellation and upon the payment of any transfer tax or other government charge connected therewith, and upon any such transfer a new Promissory Note or Promissory Notes will be issued to the transferee in exchange therefor.  The transferee of this Promissory Note shall be bound by the provisions of this Promissory Note.  The register of the transfer of this Promissory Note shall occur upon the delivery of this Promissory Note, endorsed by the registered Holder or his duly authorized attorney, signature guaranteed, to the Company or its transfer agent.  Each Promissory Note instrument issued upon the transfer of this Promissory Note shall have the restrictive legend contained herein conspicuously imprinted on it.

17. Lost or Mutilated Promissory Note.  If this Promissory Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Promissory Note, or in lieu of or in substitution for a lost, stolen or destroyed Promissory Note, a new Promissory Note for the principal amount of this Promissory Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Promissory Note, and of the ownership hereof, reasonably satisfactory to the Company and if requested by the Company, indemnity also reasonably satisfactory to the Company.

18. Entire Agreement; Headings.  This Promissory Note constitutes the entire agreement between the Holder and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of such parties.  The headings are for reference purposes only and shall not be used in construing or interpreting this Promissory Note.
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19. Notices.  All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:

(a) If to the Company, to it at the following address:

5225 Katy Freeway, Suite 600
Houston, Texas 77007
Attn: William F. Donovan

With a copy to:

Robert D. Axelrod
Axelrod, Smith & Kirshbaum
5300 Memorial Drive, Ste. 1000
Houston, Texas 77007

(b) If to registered Holder, to it at the following address:

PETER DALRYMPLE
13451 Belhaven Dr.
Houston, TX 77069

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, the date of actual receipt by the party to whom such notice is required to be given.

20. Security for Payment.  This Promissory Note is secured by $3,000,000 in gross accounts receivable of the Company as set forth in the Security Agreement entered into between the parties of even date herewith.  “Gross accounts receivable” means the gross amounts billed using Current Procedural Terminology codes without applying an allowance for doubtful accounts (the “Collateral”).

IN WITNESS WHEREOF,  Spine Injury Solutions, Inc. has caused this Promissory Note to be duly executed in its corporate name by the manual signature of its President.

Dated: September 8, 2017.

Spine Injury Solutions, Inc.

By: /s/ William F. Donovan __________________
William F. Donovan,
President and Chief Executive Officer

Amended and Restated Secured Promissory Note – Page 7

Amended Security Agreement

Date: September 8, 2017

Debtor: Spine Injury Solutions, Inc. (formerly Spine Pain Management, Inc.), a Delaware corporation

Debtor’s Mailing Address:

5225 Katy Freeway, Suite 600
Houston, Texas 77007

Secured Party: Peter Dalrymple

Secured Party’s Mailing Address:

13451 Belhaven Dr.
Houston, TX, 77069

Amendment:	This Amended Security Agreement amends in its entirety the Security Agreement entered into on August 29, 2012, between the Debtor and Secured Party.

Collateral:

All of Debtor’s interest in $3,000,000 of Debtor’s Gross Accounts Receivables (meaning the gross amounts billed using Current Procedural Terminology codes without applying an allowance for doubtful accounts). “Gross Accounts Receivables” means all “accounts”, “instruments”, “documents”, (including “payment intangibles”) (as each such term is defined in the UCC) and other obligations owed to the Debtor of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and whether or not evidenced by a written agreement, and all rights now or hereafter existing in and to all other contracts including support agreements (as such term is defined in the Uniform Commercial Code of Texas) (all such written or unwritten agreements and other contracts, including all support agreements), securing or otherwise relating to any such accounts, instruments, documents or other obligations.

Obligation(s) (the Note):

(a)	Amended and Restated Secured Promissory Note

Date: September 8, 2017

Original principal amount: $250,000
Amended Security Agreement – Page 1

Borrower (Debtor): Spine Injury Solutions, Inc.

Lender (Secured Party): Peter Dalrymple

Maturity date: September 8, 2018

(b)
To secure the obligations of the Secured Party’s pledge of collateral pursuant to that certain Amended and Restated Security Agreement granted in connection with the Amended and Restated Revolving Line of Credit Note between the Debtor and Wells Fargo Bank, National Association

Date: September ___, 2017

Original principal amount:  $1,750,000, or so much thereof as may be advanced and be outstanding.

Borrower (Debtor):	Spine Injury Solutions, Inc.

Lender (Secured Party):	Wells Fargo Bank, National Association

Maturity Date:	August 31, 2018

Debtor’s Representations Concerning Debtor and Locations:

Debtor’s state of organization is Delaware; Debtor’s name, as shown in its organizational documents, as amended, is exactly as set forth above.

Debtor’s records concerning the Collateral are located at 5225 Katy Freeway, Suite 600, Houston, Texas 77007.

Debtor grants to Secured Party a security interest in the Collateral and all its proceeds to secure the Obligation and all renewals, modifications, and extensions of the Obligation.  Upon payment of all Obligations by Debtor, then Secured Party shall take all steps necessary to release the Collateral.  Debtor authorizes Secured Party to file a financing statement describing the Collateral.

A. Debtor represents and warrants the following:

1. No financing statement covering the Collateral is filed in any public office (other than as may be on file for benefit of Secured Party).

2. Debtor owns the Collateral and has the authority to grant this security interest, free from any setoff, claim, restriction, security interest, or encumbrance except liens for taxes not yet due.
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3. All information about Debtor’s financial condition is or will be accurate when provided to Secured Party.

4. Each account and chattel paper in the Collateral is and will be the valid, legally enforceable obligation of a third-party account debtor or obligor.

5. If any Collateral or proceeds include obligations of third parties to Debtor, the transactions creating those obligations conform and will conform in all respects to applicable state and federal consumer credit law.

B. Debtor agrees to-

1. Defend the Collateral against all claims adverse to Secured Party’s interest; pay all taxes imposed on the Collateral; keep the Collateral free from liens, except for liens in favor of Secured Party or for taxes not yet due; and keep the Collateral in Debtor’s possession and ownership except as otherwise provided in this agreement.

2. Pay all Secured Party’s expenses, including reasonable attorney’s fees and legal expenses, incurred to (a) obtain, preserve, perfect, defend, and enforce this agreement; (b) retake, hold, prepare for disposition, dispose, collect, or enforce the Collateral; and (c) collect or enforce the Obligation.

3. Sign and deliver to Secured Party any documents or instruments that Secured Party considers necessary to obtain, maintain, and perfect this security interest in the Collateral.

4. Notify Secured Party immediately of any event of default and of any material change (a) in the Collateral, (b) in Debtor’s mailing address, (c) in the location of any Collateral, (d) in any other representation or warranty in this agreement, and (e) that may affect this security interest, and of any change (f) in Debtor’s name and (g) of any location set forth above to another state.

5. Use the Collateral primarily according to the stated classification.

6. Maintain accurate records of the Collateral at the address set forth above, furnish Secured Party any requested information related to the Collateral; and permit Secured Party to inspect and copy all records relating to the Collateral.

7. Preserve the liability of all obligors on the Collateral and preserve the priority of all security for the Collateral.

8. Preserve the Collateral for the benefit of Secured Party and shall: (a) preserve all beneficial contract rights in connection therewith, to the extent commercially reasonable, and (b) in conjunction with and at the direction of Secured Party, take commercially reasonable steps to collect all accounts in connection with the Collateral.
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C. Debtor agrees not to-

1. Sell, transfer, or encumber any of the Collateral, except in the ordinary course of Debtor’s business.

2. Change its name or jurisdiction of organization, merge or consolidate with any person, or convert to a different entity without notifying Secured Party in advance and taking action to continue the perfected status of the security interest in the Collateral.

3. Change the state in which Debtor’s place of business (or chief executive office if Debtor has more than one place of business) is located, change its name, or convert to a different entity without notifying Secured Party in advance and taking action to continue the perfected status of the security interest in the Collateral.

D. Default and Remedies

1. A default exists if -

a. Debtor fails to timely pay or perform any obligation or covenant in any written agreement between Secured Party and Debtor;

b. any warranty, covenant, or representation in this agreement or in any other written agreement between Secured Party and Debtor is materially false when made;

c. a receiver is appointed for Debtor or any Collateral;

d. any Collateral is assigned for the benefit of creditors;

e. a bankruptcy or insolvency proceeding is commenced by Debtor;

f. a bankruptcy or insolvency proceeding is commenced against Debtor, and the proceeding continues without dismissal for 60 days, the party against whom the proceeding is commenced admits the material allegations of the petition against it, or an order for relief is entered;

g. Debtor is dissolved, begins to wind up its affairs, is authorized to dissolve or wind up its affairs by its governing body or persons, or any event occurs or condition exists that permits the dissolution or winding up of the affairs of Debtor; or

h. any Collateral is impaired by loss, theft, damage, levy and execution, issuance of an official writ or order of seizure, or destruction, unless it is promptly replaced with collateral of like kind and quality or restored to its former condition.

2. If a default exists that is not cured, Secured Party may -
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a. demand, collect, convert, redeem, settle, compromise, receipt for, realize on, sue for, and adjust the Collateral either in Secured Party’s or Debtor’s name, as Secured Party desires, or take control of any proceeds of the Collateral and apply the proceeds against the Obligation;

b. take possession of any Collateral not already in Secured Party’s possession, without demand or legal process, and for that purpose Debtor grants Secured Party the right to enter any premises where the Collateral may be located;

c. without taking possession, sell, lease, or otherwise dispose of the Collateral at any public or private sale in accordance with the law;

d. exercise any rights and remedies granted by law or this agreement;

e. notify obligors on the Collateral to pay Secured Party directly and enforce Debtor’s rights against such obligors; and

f. as Debtor’s agent, make any endorsements in Debtor’s name and on Debtor’s behalf.

3. Foreclosure of this security interest by suit does not limit Secured Party’s remedies, including the right to sell the Collateral under the terms of this agreement. Secured Party may exercise all remedies at the same or different times, and no remedy is a defense to any other. Secured Party’s rights and remedies include all those granted by law and those specified in this agreement.

4. Secured Party’s delay in exercising, partial exercise of, or failure to exercise any of its remedies or rights does not waive Secured Party’s rights to subsequently exercise those remedies or rights. Secured Party’s waiver of any default does not waive any other default by Debtor. Secured Party’s waiver of any right in this agreement or of any default is binding only if it is in writing. Secured Party may remedy any default without waiving it.

5. Secured Party has no obligation to prepare the Collateral for sale.

6. Secured Party has no obligation to collect any of the Collateral and is not liable for failure to collect any of the Collateral, for failure to preserve any rights pertaining to the Collateral, or for any act or omission on the part of Secured Party or Secured Party’s officers, agents, or employees, except willful misconduct.

7. Secured Party has no obligation to satisfy the Obligation by attempting to collect the Obligation from any other person liable for it.  Secured Party may release, modify, or waive any collateral provided by any other person to secure any of the Obligation.  If Secured Party attempts to collect the Obligation from any other person liable for it or releases, modifies, or waives any collateral provided by any other person, that will not affect Secured Party’s rights against Debtor.
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Debtor waives any right Debtor may have to require Secured Party to pursue any third person for any of the Obligation.

8. If Secured Party must comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, such compliance will not be considered to adversely affect the commercial reasonableness of a sale of the Collateral.

9. Secured Party may sell the Collateral without giving any warranties as to the Collateral.  Secured Party may specifically disclaim any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of a sale of the Collateral.

10. If Secured Party sells any of the Collateral on credit, Debtor will be credited only with payments actually made by the purchaser and received by Secured Party for application to the indebtedness of the purchaser.  If the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor will be credited with the proceeds of the sale.

11. If Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting the purchase price against the Obligation.

12. Secured Party has no obligation to marshal any assets in favor of Debtor or against or in payment of the Note, or any other obligation owed to Secured Party by Debtor or any other person.

13. If the Collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth and all prerequisites to the sale specified by this agreement and by law will be presumed satisfied.

E. General

1. Notice is reasonable if it is mailed, postage prepaid, to Debtor at Debtor’s Mailing Address at least ten days before any public sale or ten days before the time when the Collateral may be otherwise disposed of without further notice to Debtor.

2. This security interest will neither affect nor be affected by any other security for any of the Obligation. Neither extensions of any of the Obligation nor releases of any of the Collateral will affect the priority or validity of this security interest.

3. This agreement binds, benefits, and may be enforced by the successors in interest of Secured Party and will bind all persons who become bound as debtors to this agreement.  Assignment of any part of the Obligation and Secured Party’s delivery of any part of the Collateral will fully discharge Secured Party from responsibility for that part of the Collateral.  If such an assignment is made, Debtor will render performance under this agreement to the assignee.  Debtor waives and will not assert against any assignee any claims, defenses, or setoffs that Debtor could assert against Secured Party except defenses that cannot be waived.  All representations, warranties,
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and obligations are joint and several as to each Debtor.

4. This agreement may be amended only by an instrument in writing signed by Secured Party and Debtor.

5. The unenforceability of any provision of this agreement will not affect the enforceability or validity of any other provision.

6. This agreement will be construed according to Texas law, without regard to choice-of-law rules in any jurisdiction. This agreement is to be performed in Harris County, the county of Debtor’s Mailing Address.

7. Interest on the Obligation secured by this agreement will not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the principal of the Obligation or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess will be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the Obligation or, if the principal of the Obligation has been paid, refunded. This provision overrides any conflicting provisions in this and all other instruments concerning the Obligation.

8. When the context requires, singular nouns and pronouns include the plural.

9. Any term defined in sections 1.101 to 11.108 of the Texas Business and Commerce Code and not defined in this agreement has the meaning given to the term in the Code.

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of September 8, 2017.

DEBTOR:
Spine Injury Solutions, Inc.

By: __/s/ William F. Donovan _________________
William F. Donovan,
President and Chief Executive Officer

SECURED PARTY:

/s/ Peter Dalrymple__________________________
Peter Dalrymple

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